EXHIBIT 99.1

[NEWS RELEASE LETTERHEAD OF CROSS TIMBERS ROYALTY TRUST APPEARS HERE]

CROSS TIMBERS ROYALTY TRUST

DECLARES AUGUST CASH DISTRIBUTION

Dallas, Texas, August 19, 2003 – Bank of America, N.A., as Trustee of the Cross Timbers Royalty Trust (NYSE – CRT), today declared a cash distribution to the holders of its units of beneficial interest of $0.161664 per unit, payable on September 15, 2003, to unitholders of record on August 29, 2003. This distribution includes cash receipts relating to oil sales volumes of approximately 20,200 Bbls, or 670 Bbls per day, which were primarily produced in June. The average oil price was $29.27 per Bbl. Also included in this distribution were cash receipts relating to gas sales of approximately 202,000 Mcf, or 6,500 Mcf per day, which were primarily produced in May. The average price of gas was $5.07 per Mcf, a $0.43 increase from the July distribution average gas price.

For more information on the Trust, please visit our web site at www.crosstimberstrust.com.

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Contact:	Nancy G. Willis
Assistant Vice President
Bank of America, N.A.
Toll Free – 877/228-5084
www.crosstimberstrust.com